Exhibit 10.3

Warehousing Agreement

Contract Number: NC-191213-56

Party A: Shenzhen Huamucheng Trading Co., Ltd.

Party B: Foshan Nanchu Storage Warehouse Management Limited

Under the principle of mutual benefit of both parties by overall negotiation, Party A and B have agreed to follow the following terms for Party A to take delivery of the wares which store in the warehouses of Party B:

I.	The agreement only applies to Party A or its designated persons to take delivery of the wares from Party B’s warehouses by effective delivery and stock-out documents.

II.	When Party A or its designated persons take delivery of the wares from Party B’s warehouse, they must provide written delivery notices. The delivery notice is the effective proof for Party A to take delivery of its wares or for stock-out purpose. The format of delivery notice is in attachment 2.

III.	The effective delivery notice provided by Party A to Party B must include the effective company seal of Party A and the signature of the designated person by Party A. The designated person who can sign the delivery notice of Party A is Debo Zeng, with the signing specimen__________________________, the contact number is ___________; b. Miao Ye, with the signing specimen__________________________, the contact number is ___________; c. ___________, with the signing specimen__________________________, the contact number is_________________________;

Either_____ signature of the above designated persons is effective (if it is a blank here, then either one of the signatures is effective.)

The effective specimen of the company seal of Party A is:

Either_____ company seal of the above is effective (if it is a blank here, then either one of the seals is effective.)

IV.	The facsimiles of the delivery notices and the faxes from Party A’s fax number will have the same effectiveness as the original notices, after the confirmation by phone calls between Party A’s designated persons and Party B. ( the contact numbers of Party B: Order: ___________; Order Fax: ___________; Enquiry of Stock-in: ___________; Customer Enquiry: ___________; Settlement: ___________; Futures storage: ___________)

V.	All the delay and economic losses since: Party A doesn’t follow the terms of this agreement to take delivery or the documents for take delivery are not timely, not completed or not compiled with the wares etc., will be Party A’s responsibility to undertake.

VI.	The fees of wares storage will be based on Party B’s charging standard, and all the fees are included in attachment 1. Both parties agree to settle the payment by following ways: Batch settlement. Batch settlement means to settle the take delivery payment immediately once the take delivery is occurred according to the quantities. Party A should settle all the related payments to Party B before the take delivery is finished. If the payment of Party A is defaulted, there will be a daily 0.05% fee as the default penalty, otherwise Party B has the right to settle the payment through legal approach. If there is a third party to settle the fees by Party A’s designation, Party A should bear the joint and several liability to Party B if the third party is defaulted. Party B will provide invoices for the settlement. The invoice is VAT ordinary invoice. If Party B needs to issue VAT invoice to Party A, Party A should provide General Taxpayer Certificate to Party B. If Party A needs to change VAT invoice to VAT ordinary invoice, a written document should be sent to inform Party B. Party B won’t change the issued invoices.

VII.	If there is a dispute over the weight of the wares, Party A should inform Party B to solve the dispute before the wares are taken out of the warehouse. Party A must not open the wares, if does so, all the responsibilities should be taken by Party A.

VIII.	In order to provide more accurate, effective and safer service to Party A, Party B has developed a customer service information management system (EP). Party A can use this online system to start stock-in, transfer, stock-out, enquiry on stock and operating records etc. Party A can apply to use this system and sign the operation agreement for this system with Party B.

IX.	Both parties agree: in order to protect the legal rights of each other, ensure the pureness and fairness of the business, and prevent commercial corruption, the parties will sign an Agreement on Probity Cooperation as attachment 3.

X.	Attachment 1 <The payment standard of Foshan Nanchu Storage Management Co., Ltd.>, attachment 2 <Sample of Delivery Notice>, and attachment 3 <Agreement on Probity Cooperation> are inseparable documents to this agreement and will be executed by both parties.

XI.	Disputes in the performance of this agreement shall be resolved through negotiation between the parties. If the negotiation fails, either party can bring a lawsuit to the court where the agreement was signed.

XII.	The effective of this agreement is from the signed date to December 31, 2020. The agreement will extend one year automatically since the maturity date if both parties have no objections; if any objection arises, the party should inform the other to terminate the agreement by 30 days in advance.

XIII.	This agreement is in duplicate. The fax facsimile and the original have the same legal effect. Signed by the representatives of both parties, stamped with the company seal or special agreement seal to take effect.

Party A: Shenzhen Huamucheng Trading Co., Ltd.	Party B: Foshan Nanchu Storage Management Co., Ltd.
Address:	Address: No. 166, Foluo Highway, Chancheng District, Foshan City
Representative: /s/ Shenzhen Huamucheng Trading Co., Ltd.	Representative: /s/ Foshan Nanchu Storage Management Co., Ltd.
Principal agent:	Principal agent:

Chancheng Distrct, Foshan City

January 22, 2020

Attachment 1

The payment standard of Foshan Nanchu Storage Management Co., Ltd.

Storage Kind
	Outdoor Storage	Indoor Storage
	(yuan/Ton per day)	(yuan/Ton per day)
Aluminum ingot, Aluminum block, Aluminum alloy, Zinc ingot	0.4	0.5
Aluminum rod	0.5	/
Electrolytic copper, Copper rod	0.5	0.6
Lead ingot, Zinc alloy	/	0.5
Tin ingot, Electrolytic nickel	/	1
Other fees:	Railway wagon apply: 5RMB/Ton	Train handling charges: 20RMB/Ton
	Container loading fee: add 5RMB/Ton	Special vehicle loading fee: add 5RMB/Ton
	Transfer fee: 3RMB/Ton	Small Scale: 5RMB/Ton; Large Scale: 2RMB/Ton
	Packing fee: Lead zinc 30RMB/Ton	Aluminum:35RMB/Ton; Electrolytic copper:20RMB/Ton
	Any other fees, Party B has the right to set up standard;
	The fees for Futures will apply the standards by Shanghai Futures Exchange

Confirmation of the above fees, sign and seal by:

Party A: Shenzhen Huamucheng Trading Co., Ltd.

Representative: /s/ Guotao Deng

Attachment 2

Sample of Delivery Notice

To Foshan Nanchu Storage Management Co., Ltd.:

Our company now designates _________________________________________to take delivery of the wares.

Name of wares	Trademark	Specification	Container No.	Quantity		Note
				Cases	Weight

Weight in words:

Note Bar	Name of who take delivery: ID card Number: Vehicle Number: Contact person: Contact Number:

Signing Specimen:

_________________________________________

Date: ______________________________________

Attachment 3

Agreement on Probity Cooperation

Party A: Shenzhen Huamucheng Trading Co., Ltd.

Party B: Foshan Nanchu Storage Management Co., Ltd.

In order to regulate the business exchange activities between the two parties, establish an honest and trustworthy business cooperation relationship, promote integrity and maintain the legitimate rights and interests of both parties, after mutual discussion, Party A and B have agreed to the following terms related to the probity cooperation during the business exchange activities:

1.	Common rights and obligations of both parties:

a.	Strict compliance with relevant national laws, regulations and related policies.

b.	Strictly implement the contracts, agreements and commitments determined by both parties, and consciously perform the contract.

c.	The business activities of both parties shall adhere to the principles of openness, fairness, integrity, and transparency (except as otherwise provided in trade secrets and contract documents), and shall not harm national and collective interests.

d.	Establish a sound integrity system, conduct integrity education, publish reporting telephones, supervise and seriously investigate and punish violations of laws and disciplines.

e.	If find that the other party has violated the integrity policy in the business activities, one must promptly ask the other party to correct it and report to the other party’s discipline inspection and supervision agency.

f.	If find that the other party has seriously violated the obligations of this agreement, one has the right to report it to the disciplinary inspection and supervisory department of the unit where it is located or the superior department in charge and suggest treatment and request notification of the results.

2.	Party A’s obligations:

a.	Party A shall not give or receive money, gifts and securities to Party B and its staff for any reason.

b.	Party A shall not in any name reimburse Party B and its staff for any expenses that should be paid by Party B’s units or individuals and vice versa.

c.	Party A shall not, for any reason, arrange for Party B staff or participate in high-consumption invitations and entertainment activities arranged by Party B and its staff

d.	Party A shall not provide for Party B and its staff to purchase or receive communications, transportation and office supplies from Party B and its staff that are not related to business cooperation.

e.	Party A shall not facilitate the work arrangements for Party B staff and their spouses, children or other relatives, private activities such as further studies, travel and overseas travel, and Party A and its staff shall not receive the above facilities from Party B and its staff.

f.	During the business transactions between Party A and Party B, there must not be any acts that violate the principle of good faith, such as fraud, subprime payment, and false settlement.

g.	Party A shall not pay Party B's staff directly or indirectly all relevant costs that shall be paid to Party B.

h.	Once Party A or its staff finds that Party B staff members have violated the integrity agreement, such as asking for gifts, eating, drinking, red envelopes, etc., Party A or its staff are obliged to report to Party B immediately, and the hotline is 0757-88015016. Party B promises to keep all information of the reporters confidential.

i.	Party A shall pay all relevant expenses to the company account designated by Party B. All acts of Party A or its staff to pay cash to Party B ’s staff shall not be regarded as payment of any expenses to Party B, and all liabilities arising therefrom shall be borne by Party A.

j.	Party A and its staff must not engage in other activities that violate laws, administrative regulations and related policies.

3.	Party B’s obligations:

a.	Party B and its staff shall not solicit or accept money, gifts and securities, magnetic card gifts and other items from Party A in any form, and shall not require Party A to reimburse any expenses that shall be paid by Party B and its staff. Party B and its staff shall not provide Party A with the above-mentioned money and items in any form, or reimburse the expenses that shall be borne by party A and its staff.

b.	The staff of Party B shall not directly or indirectly request or accept all relevant expenses that shall be paid to Party B.

c.	Party B staff shall not participate in the high-consumption banquets and entertainment activities arranged by Party A, and shall not accept communications, transportation, and office supplies provided by Party A that are not related to the business contract; The staff of Party B shall not arrange the above-mentioned activities or provide the above-mentioned items for Party A.

d.	Party B and its staff shall not request or accept Party A for housing decoration, wedding and funeral activities, work arrangements for spouses, children and other relatives, as well as for personal activities such as going abroad and traveling, and providing convenience; Party B and its staff shall not provide the above facilities to Party A and its staff.

e.	Party B and its staff must not engage in other activities that violate laws, administrative regulations and related policies.

4.	Breach of the agreement

a.	If Party A and its staff violate Articles 1 and 2 of this agreement, Party A shall, in accordance with the management authority and in accordance with relevant regulations, give Party discipline, political discipline or organization to deal with it. If a crime is suspected, it shall be transferred to the judicial authority for legal liability, and Party A shall pay liquidated damages according to 10% of the total amount settled in the business contract to Party B. If the liquidated damages are not enough to cover the actual loss of Party B, the amount of the liquidated damages should be equal to the actual amount of loss.

b.	If Party B and its staff violate Articles 1 and 3 of this Agreement, Party B shall, in accordance with the administrative authority and in accordance with relevant regulations, give the party discipline, political discipline or organization to deal with it. If a crime is suspected, it shall be transferred to judicial authorities for legal responsibility.

5.	This agreement is an integral part of all business contracts signed by the two parties and has the same legal effect as the business contract. This agreement shall be supervised and implemented by the disciplinary inspection and supervision authorities of both parties.

6.	This agreement is in duplicate, one for each party.

7.	This agreement takes effect on the date of signing and stamping by both parties.

Party A: Shenzhen Huamucheng Trading Co., Ltd.	Party B: Foshan Nanchu Storage Management Co., Ltd.
Legal Representative:	Legal Representative:
Principal agent: /s/ Shenzhen Huamucheng Trading Co., Ltd.	Principal agent: /s/ Foshan Nanchu Storage Management Co., Ltd.
Address:	Address: No. 166, Foluo Highway, Chancheng District, Foshan City
Hotline:	Hotline: 0757-88015016